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                                                                   Exhibit 10.19

      EMPLOYMENT AGREEMENT, agreed to be entered into on and effective as of October 1, 2001 (the "Effective Date"), by and between MOORE MEDICAL CORP., a
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Delaware corporation with an office in New Britain, Connecticut (the
"Employer"), and JON GARRITY of 133 Cutlers Farm Road, Monroe, CT 06468 (the
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"Employee").
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      The Employer and Employee hereby agree as follows:

      1. Term; Duties. For the period from October 1, 2001 through December 31,
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2002 (or earlier, pursuant to paragraphs 6, 7, 15 or 16) (the "Term"), the
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Employer will employ the Employee, and the Employee will serve the Employer, as its Senior Vice President of Supply Chain, reporting to its President and subject at all times to the direction of its Board of Directors and Executive Committee. During the Term the Employee's office will be at such office of the Employer in Connecticut as the Employer may designate. The Employee agrees that during the Term he will devote his entire working time and give his best efforts and attention to the business of the Employer. The Employee shall not be required to perform duties inconsistent with those normally assigned by the Employer to its executive level employees.

      2. Salary. As compensation for his services during the Term, the Employer
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will pay the Employee, in installments on the Employer's regular payroll payment dates and subject to statutory withholding amounts, a salary at the annual rate of $172,000. The Compensation Committee of the Employer's Board of Directors may, in its absolute discretion, approve an inflation-adjustment in the annual rate of the Employee's salary for 2002.

      3. Bonus Compensation. As additional compensation for his services during
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the Term, the Employer will pay the Employee such bonus compensation as may become due to senior executive officers of the Employer under the 2001 Executive Officers' Bonus Plan of the Employer. The Employee has received a copy of said Plan. The Employee will, during the Term, be entitled to participate as a senior executive officer of the Employer under such Executive Officers' Bonus Plan as the Employer's Board of Directors may adopt for 2002.

      4. Vacation; Benefits. The Employee will be entitled to three weeks
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vacation during each calendar year during the Term. The Employee has received a list of the Employer's current benefit plans and policies regarding severance, sick leave and the like, available or applicable to the Employer's executives, including the Employee. The Employee acknowledges that said list does not set forth all material terms and conditions of these plans and policies, and that they are subject to modification or elimination by the Employer. If a new benefit plan is made available to officers of the Employer generally, the Employee will be a participant thereunder.

      5. Non-Competition. The Employee covenants and agrees that during the
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Term, and until six months thereafter, he will not, directly or indirectly, engage or own any interest in any distributor of medical or surgical supplies or pharmaceutical, whether as principal, agent, partner, director, officer, stockholder, investor, lender, consultant, employee, or in any other capacity. The Employer will not unreasonably withhold its consent in writing to the Employee's employment after the Term by a company not principally engaged in the distribution of medical, surgical or pharmaceutical products which has a subsidiary, division or other separate business unit engaged in such business if the company in writing requests such consent from the Employer and gives the Employer its written agreement, in form and substance satisfactory to the Employer, which (i) provides that the Employee's services for said company will not, directly or indirectly, relate to the business or affairs of said subsidiary, division or unit or to the development of such a distribution business, (ii) sets forth the practical steps that said company will take to assure compliance with clause (i) hereof, and (iii) grants the Employer the right and practical ability to have its independent accountants determine compliance or non-compliance with said clause. The Employee agrees that a remedy at law for any breach or threatened breach of the foregoing covenant will be inadequate, and that Employer will be entitled to temporary and permanent injunctive relief in respect thereof without the necessity of posting a bond or proving actual damage to Employer.

      6. Death. The death of the Employee will terminate the Term.
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      7. Incapacity. If during the Term the Employee is unable, on account of
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illness or other incapacity, to perform his duties for a total of more than 45 consecutive, or an aggregate of 75 days during any twelve month period, the


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Employer has the right (subject to compliance with applicable law) to terminate the Term on ten days' written notice to the Employee, and the Employee will thereafter be entitled to receive only one-half of his salary installments otherwise payable until the earlier of the last day of (i) the month-end after the delivery of said notice, or (ii) the Term (determined without giving effect to such termination).

      8. Employer Information. All information and materials disclosed by the
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Employer to the Employee or acquired at the Employer's expense by the Employee or acquired or developed by the Employee in connection with his services under this Agreement, all trade secrets of the Employer and all Work-Product (hereinafter defined) (herein collectively "Employer Information") shall be and
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remain the sole property of the Employer. The Employee shall protect all
Employer Information which may be in his possession or custody and shall deliver all such Information (and all copies thereof, in any media) to the Employer at its request. Notwithstanding the foregoing, Employment Information shall not include information that the Employee can demonstrate (i) was known to him prior to the disclosure to him by the Employer, or (ii) was publicly known at the time of the disclosure or which thereafter became publicly known without fault of the Employee.

      9. Work-Product. All right, title and interest in and to any work-product
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which the Employee acquires, compiles, authors, invents, makes or otherwise generates, in whole or in part, including all works authored and all inventions made, for use in connection with or arising out of or in relation to his services under this Agreement, whether or not copyrightable or patentable (herein collectively "Work-Product"), shall belong exclusively to the Employer.
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During and after the Term of this Agreement, the Employee shall execute, acknowledge, and deliver all documents, including, without limitation, all instruments of assignment, and perform all acts, which the Employer may reasonably request to secure its rights hereunder.

      10. Confidentiality; Non-use. During and after the Term, the Employee
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shall not, without first obtaining the written consent of the Employer, divulge or disclose to anyone outside the Employer, whether by private or public communication or publication or otherwise, or use except pursuant to this Agreement, any Employer Information; however, an incidental non-derogatory disclosure by the Employee of Employer Information (other than trade secret or Work Product information) after 18 months following the end of the Term will not breach this provision.

      11. Conflicts of Interest; Conflicting Obligations. The Employee agrees
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that it is his responsibility to recognize and avoid, and disclose to the
President of the Employer in writing, any situation which might, either directly or indirectly, adversely affect his judgment in serving the Employer or which might otherwise involve a conflict between his personal interests and the interests of the Employer. The Employee represents and warrants to the Employer that at the date hereof no such situation exists or is contemplated or anticipated. The Employee agrees not to disclose or use in the course of his services for the Employer any trade secret, confidential or proprietary information, or work-product of any party other than the Employer. The Employee represents and warrants to the Employer that his entry into and performance of this Agreement do not and will not conflict with any obligation by which he is or may become bound or any right of a third party to which he is or may become subject. The Employee will not serve as a Board member of another company unless he seeks and obtains the Employer's approval prior to making a commitment to do so.

      12. Non-Solicitation. The Employee agrees that, until one year after the
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Term, he will not solicit, induce, attempt to hire, or hire any employee of the
Employer, or assist in such hiring by any other party, or encourage any such employee to terminate his or her employment with the Employer.

      13. Standard Intellectual Property Agreement. The Employee agrees to
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execute the Employer's standard employee agreement relating to intellectual property and employment information. To the extent any of the provisions of this Agreement are in conflict with any of the provisions of such standard agreement, the provisions of this Agreement will control.

      14. Stock Option as an Inducement. As an inducement to the Employee to
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enter into this Agreement, the Compensation Committee of the Employer's Board of
Directors has authorized the grant to him, subject to his execution of this Agreement, of a non-qualified stock option pursuant to the Employer's 2000 Incentive Compensation Program to purchase 10,000 shares of the common stock of the Employer at an exercise price equal to the closing market price of said stock on the date of approval by the Compensation Committee. Said option is to become exercisable in four equal cumulative annual installments commencing November 2002 and is to expire no later than October 2006. Employee


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has received a copy of said Program and of the form of option used by the
Employer. Although the option will have the tax treatment of a non-qualified, non-incentive option, it will be subject to terms and conditions required for an incentive stock option, and to the condition that the Employee not be in material breach of this Agreement. It will be subject to acceleration of exercisability of 50% of all otherwise non-exercisable installments in the event the Employee becomes entitled to a severance payment under paragraph 15.

      15. Effect of "Change of Control"; Termination; Severance. The Employer or
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Employee may terminate the Term on written notice to the other within 30 days after a "Change of Control" (as defined in Section 3(b) of the Employer's Change of Control and Change of Position Payment Plan). The Employee has received a copy of said Plan. The Employee may also terminate the Term on written notice to the Employer within 30 days after "Change of Position" (as defined in Section 3(c)(ii) of the Plan)) occurring within twelve months after a Change of Control. A termination will be effective 30 days after the delivery of the notice. In the event of a termination by the Employer, the Employee will be entitled to a severance payment, under Section 4 of the Plan and subject thereto, in the amount of 100% of the "Base Amount" (as defined in Section 4 of the Plan). In the event of a termination by the Employee after a Change of Position within twelve months of a Change of Control, the Employee will be entitled to a severance payment, under Section 4 of the Plan and subject thereto, in the amount of 75% of said Base Amount. The provisions of this paragraph 14 supersede any prior agreement between the Employer and the Employee relating to any severance, termination or change of control arrangement or payment.

      16. Termination. The Employer will have the right to terminate the Term
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for cause. However, in the event the Employee's employment is terminated by the
Employer without cause, the Employee will be entitled to receive his salary payments through the end of the Term, less the compensation earned and consideration received by the Employee from any subsequent employment or for otherwise providing services. However, the Employee will not have an affirmative duty to seek employment not consistent with his experience (including prior levels of responsibility) and expertise. "Cause" shall include material breach
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of this Agreement not cured within 10 days, breach of fiduciary duty, gross insubordination, willful neglect of duties, habitual unreliability, personal conduct in material violation of the Employer's policies or universally accepted good business practices, and other matters of comparable severity to any of the above.

      17. Governing Law; Etc. This Agreement is governed by the laws of
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Connecticut. It represents the entire agreement of the parties and it can not be changed except by a writing signed by the President of the Employer and the Employee. All notices by the Employee to the Employer under this Agreement shall be delivered to the President of the Employer.

      IN WITNESS WHEREOF, the parties have signed and delivered this Employment Agreement, effective as of the Effective Date.

                                          MOORE MEDICAL CORP.


         /s/ Jon Garrity            by       /s/ Linda M. Autore
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             JON GARRITY                  Linda M. Autore, President


      State of Connecticut
      County of Middlesex

      I certify that I know or have sufficient evidence that Jon Garrity is the person who appeared before me, and that said person acknowledged that he signed this instrument and acknowledged it to be his free and voluntary act.


      Dated: November 13, 2001                /s/ Bonzena Samsel
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                                    Notary Public for the State of Connecticut
                                    My commission expires May 31, 2003


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